Exhibit 99.1

Skillsoft Reports Financial Results for the First Quarter of Fiscal 2024

●	Content & Platform Bookings grew 9% in constant currency.
●	Content & Platform Dollar Retention Rate increased three percentage points to 101% on an LTM basis.
●	Launched pioneering eight-module generative AI course with record-setting initial enrollments.

DENVER – June 6, 2023 – Skillsoft Corp. (NYSE: SKIL) (“Skillsoft” or the “Company”), a leading platform for transformative learning experiences, today announced its financial results for the first quarter of fiscal 2024 ended April 30, 2023.

“Skillsoft delivered a strong start to the fiscal year with near double-digit Bookings growth in our Content & Platform segment on a constant currency basis, highlighting the value of our transformative learning solutions,” said Jeffrey R. Tarr, Skillsoft’s Chief Executive Officer. “The strength in this high margin, SaaS-based segment contributed to expanded profitability on an Adjusted EBITDA basis and sets us up well for the year ahead.”

Tarr added, “Continued low unemployment and the proliferation of new technologies is driving organizations to invest in enterprise learning as a strategic priority. Further, we see the rapid rise of Generative AI creating a new imperative for reskilling that will impact nearly every knowledge worker and organization. We’ve spent the last two years assembling an unrivaled collection of assets and believe we are well-positioned to seize the opportunity in front of us.”

Fiscal 2024 First Quarter Select Metrics and Financials from Continuing Operations (1)

●	Content & Platform segment Bookings grew 9% on a constant currency basis. Total Bookings were down 4% on a constant currency basis due to an 18% constant currency decline in Instructor-Led Training segment Bookings.
●	GAAP Revenue of $136 million grew 1%, with 10% growth in Content & Platform segment GAAP Revenue to $99 million, offset by an 18% decline in Instructor-Led Training segment GAAP Revenue to $37 million.
●	On a Pro Forma constant currency basis, Content & Platform segment Revenue grew 2%, while total Revenue was down 3% due to a 14% decline in Instructor-Led Training segment Revenue.
●	GAAP Net Loss of $44 million compared to a loss of $22 million in the prior year. Adjusted EBITDA from continuing operations of $22 million, up 13% on a Pro Forma constant currency basis and reflecting a margin of 16% of GAAP Revenue.
●	Repurchased 4.4 million shares under the Company’s $30 million share repurchase program.
●	Ended the quarter with $178 million of cash and cash equivalents.

Fiscal 2024 First Quarter Business Highlights

●	LTM Content & Platform Dollar Retention Rate was approximately 101% in the quarter, up from approximately 98% in the year-ago period. Quarterly Content & Platform Dollar Retention Rate was approximately 108%, up from approximately 101% in the year-ago period.
●	Launched a pioneering generative AI course featuring eight modules spanning topics including ChatGPT use cases, practical ethical AI concepts, and ChatGPT prompt engineering, among others.
●	Brought to market Codecademy Plus, a new subscription product focused on upskilling and continuous career development, and introduced upgraded features for Codecademy Pro, helping learners gain the necessary skills for entry-level technology careers with real-time coding exercises, professional certifications, and career advice.
●	Released our annual Lean Into Learning report, which examines the state of digital learning, as well as the most in-demand skills and competencies for the future of work, and published our 2023 Women In Tech Report, which explores the top challenges and areas of opportunity for women working in the technology industry.
●	Recognized in commissioned studies by Forrester Consulting for the benefits and Total Economic Impact™ of the Company’s learning solutions, including a 263% ROI, 274% ROI, and 317% ROI for Skillsoft’s Leadership & Business, Technology & Developer, and Compliance solutions, respectively, over a three-year span.

Full-Year Fiscal 2024 Financial Outlook (2)

The following table reflects Skillsoft’s reaffirmed financial outlook for the full-year fiscal 2024 ended January 31, 2024, based on current market conditions, expectations, and assumptions:

Bookings	$610 million to $640 million
GAAP Revenue	$555 million to $585 million
Adjusted EBITDA	$100 million to $105 million

(1) Growth calculated relative to the comparable prior year period. Pro Forma results are presented as if Codecademy had merged on February 1, 2022. Constant currency results represent current year period local currency amounts translated at prior year foreign exchange rates. Continuing operations excludes SumTotal results for all periods presented as a result of the sale on August 15, 2022.

(2) See “Non-GAAP Financial Measures and Key Performance Metrics” below for the definitions of our key operational and non-GAAP metrics and how they are calculated and more information regarding the fact that the Company is unable to reconcile forward-looking non-GAAP measures without unreasonable efforts. We have provided at the back of this release reconciliations of our historical non-GAAP financial measures to the comparable GAAP measures.

Key Operational Metrics and Non-GAAP Financial Measures (3)

					Change
	Three Months Ended				Constant
	April 30,		Change		Currency
	2023	2022	$	%	%
Bookings (4)
Continuing Operations:
Content & Platform	$64,533	$60,146	$4,387	7%	9%
Instructor-Led Training	43,936	55,665	(11,729)	-21%	-18%
Total Bookings	$108,469	$115,811	$(7,342)	-6%	-4%

GAAP Revenue
Continuing Operations:
Content & Platform	$98,573	$89,785	$8,788	10%	11%
Instructor-Led Training	36,981	45,053	(8,072)	-18%	-14%
Total	$135,554	$134,838	$716	1%	3%

Pro Forma Revenue (4)
Continuing Operations:
Content & Platform	$98,573	$97,843	$730	1%	2%
Instructor-Led Training	36,981	45,053	(8,072)	-18%	-14%
Total Pro Forma Revenue	$135,554	$142,896	$(7,342)	-5%	-3%

GAAP Net Income (Loss)	$(44,224)	$(21,643)	$(22,581)	-104%

Pro Forma Non-GAAP Operating Expenses (4)
Pro Forma Non-GAAP costs of revenues	$37,576	$38,465	$(889)	-2%	1%
Pro Forma Non-GAAP content and software development expenses	14,306	18,465	(4,159)	-23%	-21%
Pro Forma Non-GAAP selling and marketing expenses	43,843	41,477	2,366	6%	7%
Pro Forma Non-GAAP general and administrative expenses	18,201	24,811	(6,610)	-27%	-26%
Total Pro Forma Non-GAAP Operating Expenses	$113,926	$123,218	$(9,292)	-8%	-6%

Pro Forma Adjusted Net Income (Loss) & Adjusted EBITDA (4)
Continuing Operations:
Pro Forma Adjusted Net Income (Loss)	$(30,053)	$(11,499)	$(18,554)	-161%
Pro Forma Adjusted EBITDA	$21,628	$19,680	$1,948	10%	13%

(3)	See "Non-GAAP Financial Measures and Key Performance Metrics" below for the definitions of our key operational and non-GAAP metrics and how they are calculated.
(4)	For the three months ended April 30, 2022, the unaudited Pro Forma financial information is presented in accordance with Regulation S-X, Article 11 to enhance comparability for all periods by including operating results for Codecademy as if the merger had closed on February 1, 2022.

Webcast and Conference Call Information

Skillsoft will host a conference call and webcast today at 5:00 p.m. Eastern Time to discuss its financial results. To access the call, dial (877) 413‑9278 from the United States and Canada or (215) 268‑9914 from international locations. The live event can be accessed from the Investor Relations section of Skillsoft’s website at investor.skillsoft.com. A replay will be available for six months.

About Skillsoft

Skillsoft delivers transformative learning experiences that propel organizations and people to grow together. The Company partners with enterprise organizations and serves a global community of learners to prepare today’s employees for tomorrow’s economy. With Skillsoft, customers gain access to blended, multimodal learning experiences that do more than build skills, they grow a more capable, adaptive, and engaged workforce. Through a portfolio of best-in-class content, a platform that is personalized and connected to customer needs, world-class tech, and a broad ecosystem of partners, Skillsoft drives continuous growth and performance for employees and their organizations by overcoming critical skill gaps and unlocking human potential. Learn more at www.skillsoft.com.

NON-GAAP FINANCIAL MEASURES AND KEY PERFORMANCE METRICS

We track the non-GAAP financial measures and key performance metrics that we believe are key financial measures of our success. Non-GAAP measures and key performance metrics are frequently used by securities analysts, investors, and other interested parties in their evaluation of companies comparable to us, many of which present non-GAAP measures and key performance metrics when reporting their results. These measures can be useful in evaluating our performance against our peer companies because we believe the measures provide users with valuable insight into key components of U.S. GAAP financial disclosures. For example, a company with higher U.S. GAAP net income may not be as appealing to investors if its net income is more heavily comprised of gains on asset sales. Likewise, excluding the effects of interest income and expense moderates the impact of a company’s capital structure on its performance. However, non-GAAP measures and key performance metrics have limitations as analytical tools. Because not all companies use identical calculations, our presentation of non-GAAP financial measures and key performance metrics may not be comparable to other similarly titled measures of other companies. They are not presentations made in accordance with U.S. GAAP, are not measures of financial condition or liquidity, and should not be considered as an alternative to profit or loss for the period determined in accordance with U.S. GAAP or operating cash flows determined in accordance with U.S. GAAP. As a result, these performance measures should not be considered in isolation from, or as a substitute analysis for, results of operations as determined in accordance with U.S. GAAP.

We have provided at the back of this release reconciliations of our historical non-GAAP financial measures to the comparable GAAP measures. We do not reconcile our forward-looking non-GAAP financial measures to the corresponding U.S. GAAP measures, due to variability and difficulty in making accurate forecasts and projections and/or certain information not being ascertainable or accessible; and because not all of the information necessary for a quantitative reconciliation of these forward-looking non-GAAP financial measures to the most directly comparable U.S. GAAP financial measure is available to us without unreasonable efforts. For the same reasons, we are unable to address the probable significance of the unavailable information. We provide non-GAAP financial measures that we believe will be achieved, however we cannot accurately predict all of the components of the adjusted calculations and the U.S. GAAP measures may be materially different than the non-GAAP measures.

We disclose the following non-GAAP financial measures and key performance metrics in this press release because we believe these non-GAAP financial measures and key performance metrics provide meaningful supplemental information.

●

Bookings - Bookings in any particular period represents the dollar value of orders received during that period and reflects (i) subscription renewals, upgrades, churn, and downgrades to existing customers, (ii) non-subscription services, and (iii) sales to new customers. Bookings generally represents a customer’s annual obligation (versus the life of the contract), and, for the subscription business, revenue is recognized for such bookings over the following 12 months. We use bookings to measure and monitor current period business activity with respect to our ability to sell subscriptions and services to our platform. Bookings are adjusted and presented on a Pro Forma basis as if Codecademy had merged on February 1, 2022, to enhance comparability.

●

Pro Forma Revenue – Pro Forma Revenue is defined as GAAP revenue adjusted in accordance with Regulation S-X, Article 11 as if Codecademy had merged on February 1, 2022, to enhance comparability. Pro Forma Revenue is reconciled to the reported GAAP revenue for all the periods presented.

●

Dollar Retention Rate (“DRR”) - For existing customers at the beginning of a given period, DRR represents subscription renewals, upgrades, churn, and downgrades in such period divided by the beginning total renewable base for such customers for such period. Renewals reflect customers who renew their subscription, inclusive of auto-renewals for multi-year contracts, while churn reflects customers who choose to not renew their subscription. Upgrades include orders from customers that purchase additional licenses or content (e.g., a new Leadership and Business module), while downgrades reflect customers electing to decrease the number of licenses or reduce the size of their content package. Upgrades and downgrades also reflect changes in pricing. We use our DRR to measure the long-term value of customer contracts as well as our ability to retain and expand the revenue generated from our existing customers.

●

Adjusted Net Income (Loss) - Adjusted Net Income (Loss) is defined as GAAP Net Income (Loss) excluding non-cash items, discrete and event-specific costs that do not represent normal, recurring, cash operating expenses necessary for our business operations, and certain accounting income and/or expenses that management believes are necessary to enhance the comparability and are useful in assessing our operating performance, include the following (including the related tax effects):

○	Stock-based compensation expense – Non-cash expense associated with stock-based compensation.
○	Restructuring charges – Severance costs and the abandonment of right-of-use assets resulted from the acquisition integration process and cost saving initiatives.
○	Fair value adjustments – Mark-to-market adjustments of warrants and hedge instruments.
○	Foreign currency impact – Unrealized and realized foreign exchange gains or losses due to fluctuations in exchange rates.
○	Acquisition and integration related costs – Non-recurring costs incurred to effectuate an acquisition, including contingent compensation expenses, and integration related costs.
○	Transformation costs – Non-recurring costs incurred to transform our operations through significant strategic non-ordinary course transactions.
○	System migration costs – Non-recurring costs of temporary resources needed for the migration of content and customers from our legacy system to a global platform.
○	Income from discontinued operations – Income from discontinued operations that do not reflect our current operating performance.
○	(Gain)/loss on sale of business - gain or loss on non-routine sale of business.
○	Impairment charges - non-cash goodwill, intangible or other asset impairment charges.

●	Adjusted EBITDA - Adjusted EBITDA is defined as Adjusted Net Loss excluding interest expense or income, benefit from or provision for income taxes, depreciation and amortization expense.

●

Non-GAAP Operating Expenses – GAAP operating expenses, less depreciation, stock-based compensation, system migration costs, transformation costs, other non-cash charges and Pro Forma adjustments, as applicable.

●

Pro Forma Adjusted Net Income (Loss) – Pro Forma Adjusted Net Income (Loss) is defined as Adjusted Net Income (Loss) adjusted in accordance with Regulation S-X, Article 11 as if Codecademy had merged on February 1, 2022, to enhance comparability.

●

Pro Forma Adjusted EBITDA – Pro Forma Adjusted EBITDA is defined as Adjusted EBITDA adjusted in accordance with Regulation S-X, Article 11 as if Codecademy had merged on February 1, 2022, to enhance comparability.

Cautionary Notes Regarding Forward Looking Statements

This document includes statements that are, or may be deemed to be, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created by those laws. All statements, other than statements of historical facts, that address activities, events or developments that we expect or anticipate may occur in the future, including such things as our outlook (including bookings, revenue and adjusted EBITDA), our product development and planning, our pipeline, future capital expenditures, share repurchases, financial results, the impact of regulatory changes, existing and evolving business strategies and acquisitions and dispositions, demand for our services, competitive strengths, the benefits of new initiatives, growth of our business and operations, and our ability to successfully implement our plans, strategies, objectives, expectations and intentions are forward-looking statements. Also, when we use words such as “may,” “will,” “would,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “project,” “forecast,” “seek,” “outlook,” “target,” “goal,” “probably,” or similar expressions, we are making forward-looking statements. Such statements are based upon the current beliefs and expectations of Skillsoft’s management and are subject to significant risks and uncertainties. All forward-looking disclosure is speculative by its nature, and we caution you against unduly relying on these forward-looking statements.

Factors that could cause or contribute to such differences include those described under “Part I - Item 1A. Risk Factors” in our Form 10‑K for the fiscal year ended January 31, 2023. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements included in our other periodic filings with the Securities and Exchange Commission. The forward-looking statements contained in this document represent our estimates only as of the date of this filing and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update these forward-looking statements in the future, we specifically disclaim any obligation to do so, whether to reflect actual results, changes in assumptions, changes in other factors affecting such forward-looking statements, or otherwise.

Although we believe that the assumptions underlying our forward-looking statements are reasonable, any of these assumptions, and therefore also the forward-looking statements based on these assumptions, could themselves prove to be inaccurate. Given the significant uncertainties inherent in the forward-looking statements included in this document, our inclusion of this information is not a representation or guarantee by us that our objectives and plans will be achieved. Annualized, Pro Forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results. Additionally, statements as to market share, industry data and our market position are based on the most currently available data available to us and our estimates regarding market position or other industry data included in this document or otherwise discussed by us involve risks and uncertainties and are subject to change based on various factors, including as set forth above.

Investors and Media

Chad W. Lyne

SVP, Strategic Finance & Investor Relations Officer

chad.lyne@skillsoft.com

SKILLSOFT CORP.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS, EXCEPT NUMBER OF SHARES)

	April 30, 2023	January 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$178,049	$170,359
Restricted cash	9,051	7,197
Accounts receivable, net of allowance for credit losses of approximately $291 and $221 as of April 30, 2023 and January 31, 2023, respectively	109,981	183,592
Prepaid expenses and other current assets	48,037	44,596
Total current assets	345,118	405,744
Property and equipment, net	6,920	10,150
Goodwill	458,227	457,744
Intangible assets, net	703,369	738,066
Right of use assets	10,153	14,633
Other assets	16,574	16,350
Total assets	$1,540,361	$1,642,687
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Current maturities of long-term debt	$8,015	$6,404
Borrowings under accounts receivable facility	45,237	39,693
Accounts payable	14,194	18,338
Accrued compensation	21,397	34,325
Accrued expenses and other current liabilities	35,793	41,474
Lease liabilities	4,177	4,198
Deferred revenue	245,539	280,676
Total current liabilities	374,352	425,108

Long-term debt	580,715	581,817
Warrant liabilities	1,902	4,754
Deferred tax liabilities	69,224	73,976
Long term lease liabilities	11,812	11,947
Deferred revenue - non-current	1,689	1,778
Other long-term liabilities	11,467	11,551
Total long-term liabilities	676,809	685,823
Commitments and contingencies
Shareholders’ equity:
Shareholders’ common stock - Class A common shares, $0.0001 par value: 375,000,000 shares authorized and 159,578,765 shares issued and outstanding at April 30, 2023, and 163,655,881 shares issued and outstanding at January 31, 2023	14	14
Additional paid-in capital	1,530,413	1,521,574
Accumulated deficit	(1,016,417)	(972,193)
Treasury stock	(10,891)	(2,845)
Accumulated other comprehensive income (loss)	(13,919)	(14,794)
Total shareholders’ equity	489,200	531,756
Total liabilities and shareholders’ equity	$1,540,361	$1,642,687

SKILLSOFT CORP.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Three Months	Three Months
	Ended	Ended
	April 30, 2023	April 30, 2022
Revenues:
Total revenues	$135,554	$134,838
Operating expenses:
Costs of revenues	37,824	38,009
Content and software development	17,035	16,331
Selling and marketing	45,927	39,561
General and administrative	25,296	29,346
Amortization of intangible assets	38,245	39,558
Acquisition-related costs	1,391	13,312
Restructuring	5,218	3,956
Total operating expenses	170,936	180,073
Operating income (loss)	(35,382)	(45,235)
Other income (expense), net	(375)	1,052
Fair value adjustment of warrants	2,852	10,106
Fair value adjustment of hedge instruments	270	—
Interest income	645	160
Interest expense	(15,936)	(11,514)
Income (loss) before benefit from income taxes	(47,926)	(45,431)
Benefit from for income taxes	(4,384)	(22,337)
Income (loss) from continuing operations	(43,542)	(23,094)
Gain (loss) on sale of business	(682)	—
Income (loss) from discontinued operations, net of tax	—	1,451
Net income (loss)	$(44,224)	$(21,643)

Net Income (loss) per share:
Ordinary – Basic and diluted - continuing operations	$(0.27)	$(0.16)
Ordinary – Basic and diluted - discontinued operations	-	0.01
Ordinary – Basic and diluted	$(0.27)	$(0.15)
Weighted average common shares outstanding:
Ordinary – Basic and diluted	163,154	142,209

SKILLSOFT CORP.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(IN THOUSANDS)

	Three Months	Three Months
	Ended	Ended
	April 30, 2023	April 30, 2022
Cash flows from operating activities:
Net income (loss)	$(44,224)	$(21,643)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Share-based compensation	9,128	6,898
Depreciation and amortization	1,144	2,533
Amortization of intangible assets	38,245	43,854
Provision for (recovery of) doubtful accounts	70	(320)
Provision for (benefit from) income taxes – non-cash	(4,934)	(26,434)
Non-cash interest expense	664	415
Non-cash lease and property and equipment impairment charges	4,819	—
Gain (loss) on sale of business	682	—
Fair value adjustment to warrants	(2,852)	(10,106)
Unrealized loss on derivative instrument	(270)	—
Changes in assets and liabilities, net of effects from acquisitions:
Right-of-use asset	43	2,836
Accounts receivable	73,624	84,107
Prepaid expenses and other current assets	297	(367)
Accounts payable	(4,340)	2,042
Accrued expenses, including long-term	(16,367)	(22,768)
Lease liability	(156)	(3,053)
Deferred revenue	(34,109)	(50,112)
Net cash provided by (used in) operating activities	21,464	7,882
Cash flows from investing activities:
Purchase of property and equipment	(1,636)	(1,613)
Internally developed software - capitalized costs	(2,683)	(2,286)
Sale of SumTotal, net of cash transferred	(5,137)	—
Acquisition of Codecademy, net of cash received	—	(198,633)
Net cash used in investing activities	(9,456)	(202,532)
Cash flows from financing activities:
Shares repurchased for tax withholding upon vesting of restricted stock-based awarded	(296)	(309)
Payments to acquire treasury stock	(7,155)	—
Proceeds from issuance of term loans, net of fees	—	157,088
Proceeds from accounts receivable facility, net of borrowings	5,544	(46,639)
Principal payments on Term loans	—	(1,601)
Net cash provided by (used in) financing activities	(1,907)	108,539
Effect of exchange rate changes on cash and cash equivalents	(557)	(2,157)
Net increase (decrease) in cash, cash equivalents and restricted cash	9,544	(88,268)
Cash, cash equivalents and restricted cash, beginning of period	177,556	168,923
Cash, cash equivalents and restricted cash, end of period	$187,100	$80,655
Supplemental disclosure of cash flow information:
Cash and cash equivalents	$178,049	$69,517
Restricted cash	9,051	4,848
Cash attributable to discontinued operations	—	6,290
Cash, cash equivalents and restricted cash, end of period	$187,100	$80,655

SKILLSOFT CORP.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(in thousands, unaudited)

	Three Months Ended	Three Months Ended
	April 30, 2023	April 30, 2022
Revenues:
Revenues, as reported	$135,554	$134,838

Net income (loss), as reported	$(44,224)	$(21,643)

Income from discontinued operations, net of tax	-	(1,475)
Loss on sale of business	682	-
Acquisition and integration related costs	1,391	13,312
Restructuring	5,218	3,956
Foreign currency impact	469	(952)
Warrant fair value adjustment	(2,852)	(10,106)
Fair value adjustment of hedge instruments	(270)	-
Stock-based compensation expense	9,124	8,493
Transformation costs	1,127	851
System migration costs	667	1,612
Tax impact of non-GAAP adjustments	(1,385)	(1,392)
Adjusted net income (loss) from continuing operations	(30,053)	(7,343)

Interest expense, net	15,291	11,377
Expense from income taxes, excluding tax impacts above	(2,999)	(20,945)
Depreciation	1,144	1,418
Amortization of intangible assets	38,245	39,558
Adjusted EBITDA from continuing operations	$21,628	$24,065

GAAP Operating Margin %	-26.1%	-33.5%
Amortization of intangible assets	28.4%	29.2%
Acquisition-related costs	1.0%	9.9%
Restructuring	3.8%	2.9%
Stock-based compensation expense	6.7%	6.3%
Transformation costs	0.8%	0.6%
System migration costs	0.5%	1.2%
Depreciation	0.8%	1.1%
Other	0.1%	0.1%
Adjusted EBITDA Margin %	16.0%	17.8%

SKILLSOFT CORP.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES - continued

(in thousands, unaudited)

	Three Months Ended April 30,
	2023	2022
Operating expenses:
GAAP costs of revenues	$37,824	$38,009
Depreciation	(151)	(474)
Stock-based compensation	(97)	(13)
Codecademy Pro Forma (1)	-	943
Non-GAAP costs of revenues	37,576	38,465

GAAP content and software development	17,035	16,331
Depreciation	(50)	(120)
Stock-based compensation	(2,012)	(1,575)
System migration	(667)	(1,612)
Codecademy Pro Forma (1)	-	5,441
Non-GAAP content and software development	14,306	18,465

GAAP selling and marketing	45,927	39,561
Depreciation	(267)	(272)
Stock-based compensation	(1,681)	(1,477)
Transformation	(136)	-
Codecademy Pro Forma (1)	-	3,665
Non-GAAP selling and marketing	43,843	41,477

GAAP general and administrative	25,296	29,346
Depreciation	(677)	(552)
Stock-based compensation	(5,333)	(5,427)
Transformation	(1,085)	(951)
Codecademy Pro Forma (1)	-	2,395
Non-GAAP general and administrative	18,201	24,811

Total GAAP operating expenses	126,082	123,247
Depreciation	(1,145)	(1,418)
Stock-based compensation	(9,123)	(8,492)
System migration	(667)	(1,612)
Transformation	(1,221)	(951)
Codecademy Pro Forma (1)	-	12,444
Total Non-GAAP operating expenses	$113,926	$123,218

(1)	For the three months ended April 30, 2022, the unaudited Pro Forma financial information is presented in accordance with Regulation S-X, Article 11 to enhance comparability for all periods by including operating results for Codecademy as if the merger had closed on February 1, 2022.

SKILLSOFT CORP.

PRO FORMA REVENUE

(IN THOUSANDS)

	Three Months Ended April 30,
	2023	2022
Revenue, as reported:	$135,554	$134,838

Pro Forma adjustments:
Revenue from acquisitions (1)	-	8,058
Pro Forma Revenue (2)	$135,554	$142,896

(1)

Revenue from acquisitions for the three months ended April 30, 2022 only includes Codecademy's revenue for the period from February 1, 2022 to April 4, 2022 as its post-acquisition revenue is included in the GAAP revenue.

(2)

Pro Forma Revenue is presented in Note 3 "Business Combinations" of the Notes to Unaudited Condensed Consolidated Financial Statements included in our Form 10-Q to be filed with the SEC for the quarterly period ended April 30, 2023 in accordance with Regulation S-X, Article 11.

SKILLSOFT CORP.

PRO FORMA ADJUSTED NET INCOME (LOSS)

(IN THOUSANDS)

	Three Months Ended April 30,
	2023	2022
Adjusted net income (loss) from continuing operations (1)	$(30,053)	$(7,343)

Pro Forma adjustments:
Adjusted net income (loss) from acquisitions (2)	-	(4,156)
Pro Forma Adjusted Net Income (Loss)	$(30,053)	$(11,499)

(1)	See RECONCILIATION OF NON-GAAP FINANCIAL MEASURES within this press release for more details.
(2)

Adjusted net income (loss) from acquisitions for the three months ended April 30, 2022 only includes Codecademy's adjusted net income (loss) for the period from February 1, 2022 to April 4, 2022 as its post-acquisition adjusted net income (loss) is included in the adjusted net income (loss) from continuing operations.

SKILLSOFT CORP.

PRO FORMA ADJUSTED EBITDA AND FREE CASH FLOW

(IN THOUSANDS)

	Three Months Ended April 30,
	2023	2022
Pro Forma Adjusted EBITDA
Adjusted EBITDA from continuing operations (1)	$21,628	$24,065

Pro Forma adjustments:
Adjusted EBITDA from acquisitions (2)	-	(4,385)
Pro Forma adjusted EBITDA	$21,628	$19,680

Free Cash Flow Reconciliation
Net cash provided by (used in) operating activities	$21,464	$7,882
Purchase of property and equipment	(1,636)	(1,613)
Internally developed software - capitalized costs	(2,683)	(2,286)
Total free cash flow	$17,145	$3,983

(1)	See RECONCILIATION OF NON-GAAP FINANCIAL MEASURES within this press release for more details.
(2)

Adjusted EBITDA from acquisitions for the three months ended April 30, 2022 includes Codecademy's adjusted EBITDA for the period from February 1, 2022 to April 4, 2022 as its post-acquisition adjusted EBITDA is included in the adjusted EBITDA from continuing operations.